UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 _______________________________

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

SAN JOAQUIN BANCORP (Exact name of registrant as specified in charter)

California	000-52165	20-5002515

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

____1000 Truxtun Avenue, Bakersfield, California 93301 ____

(Address of Principal Executive Offices) (Zip Code)

661-281-0360 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2007, based upon the recommendation of the Registrant's Compensation Committee (the "Committee"), the Registrant’s Board of Directors (the "Board") set fiscal year 2007 base salaries and approved bonus awards to be paid to the Company’s Chairman of the Board & CEO, Bruce Maclin and the President, Bart Hill, and the Company’s two other highest paid executive officers (together with the Chairman of the Board and the President, the “Named Executive Officers”) in connection with performance for the year ended December 31, 2006. The following table shows the amounts of these awards, together with the base salaries of the Named Executive Officers for the 12-month period beginning January 1, 2007:

Name	Title	Salary	Bonus

Bruce Maclin	Chairman of the Board & CEO	$ 327,209	$ 395,725
Bart Hill	President	327,209	395,725
Stephen Annis	Executive Vice President & Chief
	Financial Officer	147,653	62,960
John Ivy	Executive Vice President & Chief
	Credit Officer	147,653	62,960

The Board also approved, based upon the recommendation of the Committee, a travel and entertainment allowance of $25,000 each for Mr. Maclin and Mr. Hill for the year commencing January 1, 2007. They will also receive gross-up payments for federal and state taxes which may be incurred by them as a result of using the travel and entertainment allowance.

On January 25, 2007, the Board, based upon the recommendation of the Committee, amended its Amended and Restated Executive Salary Continuation Agreements, dated as of December 19, 2006 with Stephen Annis and John Ivy to increase, from 65% to 75%, the percentage of the annual benefit payable to each of the executive's spouse in the event of the death of the Executive. The amendment also provides that in the event of the death of both the executive and their spouse, the named beneficiary will receive the applicable percentage of the annual benefit for five (5) years from the executive's retirement date.

The Company will provide additional information related to executive compensation in its proxy statement for its 2007 Annual Meeting of Shareholders to be held on May 16, 2007 for shareholders of record as of March 27, 2007.

Item 8.01 Other Events.

On January 25, 2007, the Board declared a cash dividend of $0.27 per common share. The dividend is payable to shareholders of record as of February 28, 2007 and is payable on March 15, 2007. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits. (c) The following exhibits are included with this Report: Exhibit 99.1 Press release dated January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP

By: /S/ Stephen Annis Executive Vice President and Chief Financial Officer Date: January 31, 2007